As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-215109

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FRANKLIN HILL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3714	81-1004200
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Suite 12A 03-05, Level 12A

Plaza Permata, Jalan Kampar Off Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

+1 310-888-1870

(Address, including zip code, and telephone number

of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy and Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	2,500,000	$0.10	$250,000	$29.00

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 2,500,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, ___________

Franklin Hill Acquisition Corporation

2,500,000 shares of common stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 2,500,000 Shares of common stock of Franklin Hill Acquisition Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Shares”). The selling shareholders will offer their shares at a fixed price of $0.10 per share, for the duration of the offering. The selling shareholders are deemed to be statutory underwriters.

The maximum number of Shares that can be sold pursuant to the terms of this offering by all the selling shareholders is 2,500,000 Shares. Funds received from the sale of Shares by the selling shareholders will be immediately available to such selling shareholder. The Company will not receive any proceeds from the sale of the Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or any selling shareholder can locate and enter into any such arrangement(s), the Shares of such selling shareholder(s) will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Price To Public	Proceeds to Company
Per Common Stock Share Offered	$0.10 per share	$0.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 3.

Franklin Hill Acquisition Corporation

Suite 12A 03-05, Level 12A

Plaza Permata, Jalan Kampar Off Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

Prospectus dated ______________, 2017

  _________________

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Franklin Hill Acquisition Corporation, a Delaware Corporation (the “Company”),currently has minimal operations and as such it is considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. At this time the Company is aglobal property management company focusing on management of retail and commercial properties in the Asia Pacific region. The Company aims to increase the value of its retail properties by offering expertise in building appraisal and advisory services, facilities management, lease administration, maintenance and related services. The Company’s management believes it holds a number of advantages in these business channels that will help its clientele operate in a cost-effective manner and expand in their respective markets.

The Company was incorporated in the State of Delaware in December 2015.

In May 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.

The Company is located at Suite 12A 03-05, Level 12A, Plaza Permata, Jalan Kampar Off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia. The Company’s main phone number is (310) 888-1870.

Business

The Company is initially focusing on exploitation of the Southeast Asia markets and the Pacific Rim. The Company aims to increase the value of retail properties in this region by offering expertise in building appraisal and advisory services, facilities management, lease administration, and maintenance services. The Company believes to hold several advantages in these business channels relative to existing competition based upon the experience of its management, as Ms. Khoo has several years of experience leading property management project and expansion of shopping complexes in Malaysia. In addition, as a Malaysian national, Ms. Khoo believes to have a better understanding of ASEAN market demands then some of her competitors.

The Company intends to operate as a one-stop shop to better service its prospective clients and reduce their fixed costs for hire of a management team, administration staff, and similar services. The Company intends to service its clients by absorbing these costs on behalf of their clients, enabling their prospective clients to purchase lease administration services, facilities management, and maintenance services from one service provider. The Company will subsequently outsource certain tasks to third party service providers, depending upon location and nature of services to be provided. Ms. Khoo intends to utilize her relationships within the industry and ASEAN markets to to save on these third party services and pass savings on to the Company’s client base.

For the first twelve months of operation, or until the Company has generated funds sufficient to hire staff, equipment, and other assets necessary to perform business services in-house, the Company will at the outset utilize the existing relationships of its owner, Ms. Khoo, to outsource its projects to third-party vendors who will offer facilities management, leasing, maintenance and related services to the Company at a discounted market rate. The Company intends to pass these savings on to its client base, and generate profit and brand recognition therefrom. The Company intends to use paid-up capital of its securities to advance costs associated with this plan, for items including marketing and travel expenses and other operating expenses. If no such funds are obtained, the Company will seek out debt financing or other instruments to fund operations prior to profitability.

Over time the Company intends to hire employees and offer services such as lease administration, property management and maintenance in-house. The Company anticipates becoming fully staffed for in-house operations within three years after consummation of business activities and operations.

Risks and Uncertainties facing the Company

The Company has not earned any revenue since inception, and may experience losses in the future. In order to develop operations, the Company will require additional financing. As an early-stage Company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be securing adequate capital to develop and expand its business and build operations to commercialize its services. The Company has no assets at this time and therefore will not be able to act on any business strategies or plans until additional financing is obtained. In addition, the Company will receive no capital in this offering in order to affect its business plans. Another ongoing challenge is the development and maintenance of an efficient operating structure and business model. The Company intends to keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. What’s more, in order to expand, the Company will need to implement effective sales and marketing strategies that can withstand competition. The Property Management industry is labor intensive, as the majority of operations require personal communication. Subsequently, there are low capital costs within the industry, however, at the same time there is a significant level of industry competition due to the similarity of services. As a result, industry participants compete on price, quality, breadth of service offerings, and knowledge of local markets. The Company, as a relatively new entrant, must compete on price to build up a rapport with local property developers and owners and work to win contracts from existing participants in the industry.

The Company has devised initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies to implement these plans in order to achieve ongoing and long-term success in its business.

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

Company does not anticipate any revenue until commencement of its operations. The Company will need additional sources of revenue in order to implement its business plan and to commence operations.

Management’s plans also include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 2,500,000 Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $0.10 per share, for the duration of the offering.

The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

Common stock outstanding before the offering	20,500,000	(1)

Common stock for sale by selling shareholders	2,500,000

Common stock outstanding after the offering	20,500,000

Per Share Offering Price by Selling Shareholders	$0.10

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

RISK FACTORS

A purchase of any Shares offered by the selling shareholders is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In such a case, the market price of the common stock could decline and investors could lose all or part of the money paid to purchase the Shares.

The Company has no operations and revenues to date.

The Company has not commenced operations nor generated any revenues as of the date of this prospectus. To date, most of management’s time, and the Company’s limited resources have been spent in developing a business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company has not generated revenues and had no income or cash flows from operations since inception. As of December 31, 2016, Franklin Hill has sustained net loss of $19,265 and has a working capital deficit of $20,147 and an accumulated deficit of $23,327 as of December 31, 2016.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company is a development-stage Company with no operating history and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage Company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development-stage Company and has elected to use the extended transition period for complying with new or revised accounting standards under Section 12(b)(1) of the JOBS Act.

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

The Company is a development stage Company and has a correspondingly small financial and accounting organization. Being a public Company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage Company with no developed finance and accounting organization and the rigorous demands of being a public Company require a structured and developed finance and accounting group. As a reporting Company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage Company and has little experience as a public Company.

The Company is a development-stage Company and as such has little experience in managing a public Company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting Company, the Company’s lack of experience may result, in spite of the successful development of its products, in difficulty in managing the operations and finances of a public Company.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage Company and has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop a client base and secure accounts in targeted markets. Success in securing targeted accounts involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

The Management of the Company consists of One Person.

Khoo Lay Wah is the sole officer and director of the Company and is the sole shareholder in the Company and is the sole control person of the Company. Ms. Khoo possesses unique skills, knowledge and expertise in the business of the Company. As such, one person without the advice or counsel of a larger board or management team makes all business decisions of the Company. The Company is reliant on the good business judgment of Ms. Khoo for the development of current and future operations.

If Ms. Khoo was unable or unwilling to continue in such positions with the Company her loss would be a significant and material adverse consequence for the Company. Such changes might be disruptive to the business of the Company and impede the execution of the business strategy. There is no assurance that the Company would be able to so locate new management. Any failure to attract and retain qualified executives could negatively affect the business of the Company.

The Company is reliant upon Management for all Operations and Business Decisions.

Management will participate in all decisions with respect to the management of the Company, including (without limitation) determining projects on which to bid, operations, marketing, advertising and development. In the event of the dissolution, death, retirement or other incapacity of the Management, the business and operations of the Company may be adversely affected.

The Company’s sole officer controls a majority of the outstanding stock.

The President of the Company, its sole officer and director, currently beneficially own more than a majority of the Company’s outstanding common stock. As such, she controls most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Ms. Khoo will retain substantial control over matters requiring approval, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

Possible Use of Preferred Shares may impinge an investor’s rights to vote on Company matters.

The provisions of the Company’s governance give significant rights and control to the Company’s Management. Moreover, if the Company issues preferred shares, preferred shareholders would have substantially greater voting rights than other shareholders. Investors will have little to no voting control as related to the actual business. At this time, no preferred shares are outstanding and the Company currently has no plans to issue preferred shares; however, the Company may issue preferred shares in the future.

Broad Indemnification has been provided to Management.

The governing documents of the Company limit the liability of, and provide indemnification for, the Management and the respective directors, officers, employees and agents of the Company and the Management. The indemnification provided is to the full extent permitted under applicable Delaware law. Those provisions may limit certain rights of the shareholders against such parties, and moreover, an indemnification by the Company of the Management or any indemnified individual may result in substantial out-of-pocket costs and expenses payable by the Company. If the Company is forced to provide indemnification for any of these indemnified parties, it is possible that the assets of the Company could become depleted or the Company may otherwise suffer a material adverse financial consequence as a result of its indemnity obligations. As of the date of this Memorandum, to the knowledge of the Company, there is no pending litigation or proceeding that exists involving a director, officer, employee or agent of the Management or the Company where indemnification will be required or permitted.

Limited Transferability of Shares.

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

Speculative Nature of Investment.

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Prospectus and will be solely dependent upon the Company and the Company’s portfolio of assets, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Shares.

Each prospective investor who invests in the Company must understand that investment in the Shares is speculative. By investing, potential investors understand that they may lose their entire investment in investing with the Company.

Price of Shares has been Arbitrarily Determined.

Currently there is no market for the Company’s common stock. The purchase price of the Shares offered through this Memorandum has been arbitrarily determined and may not reflect their actual value. The purchase price of the Shares has been arbitrarily determined and is not the result of arm’s-length negotiations. It bears no relationship to any established criteria of value such as book value or earnings per share, or any combination thereof. Further, the price is not based on past earnings of the Company, nor does the price necessarily reflect the current market value of the Company. No valuation or appraisal of the Company or the Company’s potential business has been prepared.

Investors in the Offering may experience immediate dilution of the value of their shares.

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial offering price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the price paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price.

The Company is deemed a "shell company" and as such it is subject to additional reporting and disclosure requirements that may affect its short-term prospects to implement its business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  The Company’s balance sheet states that it has cash as its only asset and therefore, the Company is defined as a shell company.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the rules do not prevent the Company from registering securities pursuant to registration statements.  Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  The Company must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, the Company is also required to check a box on Form 10-Q and Form 10-K indicating that it is a shell company.  To the extent that the Company is required to comply with additional disclosure because it is a shell company, the Company may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company”.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company is a “shell company” pursuant to Rule 144, and as such, sales of its securities pursuant to Rule 144 are not able to be made until 1) the Company has ceased to be a “shell company; 2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company has filed all of its required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of the Company’s non-registered securities can be sold pursuant to Rule 144, until at least a year after it ceases to be a “shell company”, any non-registered securities the Company sells in the future or issues to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the Company ceasesto be a “shell company” and has complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for the Company to fund its operations and pay its consultants with its securities instead of cash.  Furthermore, it will be harder for the Company to raise funding through the sale of debt or equity securities unless it agrees to register such securities with the Commission, which could cause the Company to expend additional resources in the future.  The Company’s status as a “shell company” could prevent it from raising additional funds, engaging consultants, and using its securities to pay for any acquisitions (although none are currently planned), which could cause the value of the Company’s securities, if any, to decline in value or become worthless.

The Company may complete a public offering (or private placement) for shares of common stock, to the extent legally permitted, in parallel with or immediately following this Offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this Offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

No Expectation to Pay Dividends.

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

The Company has not applied for intellectual property or trade secret protection on any aspects of its business.

The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements for the period ended December 31, 2016 includes a paragraph that explains that the Company has no current operations and there is no assurance that it will be able to obtain financing or secure the clients or other matters in order to start operations. Even if operations do commence, there is no assurance that the Company will be profitable. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

Competition could prevent the Company from gaining sufficient market share.

The real estate management and consulting services sector in Southeast Asia is mature in some regions, relatively new in others, and in general represents a rapidly evolving industry. If the Company’s business model proves to be inappropriate or suboptimal, or if barriers to entry in certain regions prove too high, or if new competitors emerge to better serve the real estate industry, the Company’s business may be materially and adversely affected. It is impossible to predict how this industry might develop in the future. The development in this sector will depend to a large extent on continued and growing demand by real estate developers and other industry participants for such services. The Company’s business model may prove to be inappropriate or suboptimal as the industry develops. In addition, new competitors may emerge that are better adapted to serve the real estate industry as it evolves, which could cause the Company to lose market share in key market segments. Any failure to adapt to changes in this sector may materially and adversely affect the growth of the business.

There exists significant industry barriers to entry that may prevent growth of business.

The Property Management industry is labor intensive, as the majority of operations require personal communication. Subsequently, there are low capital costs within the industry, as the majority of technology is used to support traditional property management activities. However, at the same time there is a significant level of industry competition due to the similarity of services. As a result, industry participants compete on price, quality, breadth of service offerings, and knowledge of local markets. The Company’s more established competitors in certain regions staff local property management with first-hand experience with local zoning laws and regulations. These competitors are also able to use other managed properties as a portfolio of successful business. The Company, as a relatively new entrant, must compete on price to build up a rapport with local property developers and owners and work to win contracts from existing players. If competition forces the Company to compete at suboptimal prices, it may materially and adversely affect the growth of the business.

If the Company fails to hire, train and retain qualified managerial and other employees, the business and results of operations could be materially and adversely affected.

The Company places substantial reliance on the real estate industry experience and knowledge of its senior management team as well as their relationships with other real estate industry participants. Ms. Khoo Lay Wah, President, Manager and chief executive officer, is particularly important to the Company’s future success due to her substantial experience and reputation in the real estate industry. The Company does not carry, and does not intend to procure, key person insurance on any of its senior management team. The loss of the services of one or more members of the senior management team due to their departure, or otherwise, could hinder The Company’s ability to effectively manage the business and implement growth strategies. Finding suitable replacements for current senior management could be difficult, and competition for such personnel of similar experience is intense. If the Company fails to retain existing senior management, the business and results of operations could be materially and adversely affected.

The Company’s management and consulting services will be supported and enhanced by a team of research and implementation staff. They are critical to maintaining the quality and consistency of the Company’s services, brand and reputation. It is important to attract qualified employees who have experience in real estate research, information and consulting, and are committed to the Company’s service approach. There may be a limited supply of qualified individuals in some of the territories in Southeast Asia where the Company has operations and other cities into which the Company intends to expand. The Company must hire and train qualified managerial and other employees on a timely basis to keep pace with the rapid growth while maintaining consistent quality of services across operations in various geographic locations. The Company must also provide continuous training to managerial staff and other employees so that they are equipped with up-to-date knowledge of various aspects of the Company’s operations and can meet Company demand for high-quality services. If the Company fails to do so, the quality of services may deteriorate in one or more of the markets where the Company operates, which may cause a negative perception of the Company brand and adversely affect business.

The real estate management and consulting services industry is subject to regulators from various local, state and national jurisdictions.

Barriers to entry may exist depending upon varying local and foreign policies in the Company’s respective industry. In the real estate management and consulting services industry, these policies and regulations include licensing procedures, prescribed fiduciary responsibilities and antifraud prohibitions. In addition, property managers are also indirectly subject to various real estate specific laws including zoning, ordinances and licensing requirements. Unanticipated changes in the current regulatory climate could adversely affect the growth of the business. In addition, failure to obtain or keep requisite licenses and permits for business operations may subject The Company to significant financial penalties and other government sanctions.

Due to the broad geographic scope of the Company’s operations and the variety of services the Company provides, the Company is subject to numerous national, regional and local laws and regulations specific to the services the Company performs, including laws and regulations that set forth requirements to hold various licenses and permits. These laws and regulations are subject to interpretation and implementation by local authorities that may vary from place to place and from time to time, and the Company may be required to obtain licenses and permits it does not currently hold. Cost of acquisition to obtain all necessary licenses and permits may adversely affect the business prospects. What’s more, if the Company fails to properly obtain or maintain the licenses and permits or complete the filing and registrations required to conduct its business, the Company’s affected entities may be warned, fined, have their licenses or permits revoked, or be ordered to suspend or cease providing certain services, or subject to other penalties, sanctions and liabilities.

If the Company is unable to adjust and adapt to governmental regulations in the various foreign territories in which it intends to operate, the Company’s business will be materially adversely affected.

Government regulatory compliance is complex, particularly so when, a Company such as Franklin Hill Acquisition Corp. intends to conduct business in a multitude of foreign countries and territories. The failure to meet all the various requirements of each territory in which the Company conducts business could result in loss of clientele, fines or other limitations on the Company’s intended business activity. The Company is exposed to additional risk as certain regulations may change, and cost of compliance with the new regulations may prove prohibitive to the Company. These risks are magnified for Franklin Hill Acquisition, as the Company faces risk of change in regulations in each territory in which it intend to operate, including throughout ASEAN and neighboring countries.

In Malaysia, where the Company intends to initially operate, the Company is governed by the Company Act of 1965, the Housing Development(Control and Licensing) Act of 1966, Town and Country Planning Act of 1976, Street Drainage and Building Act of 1974, and also National Land code 1965.  The failure or delay in making required filings and obtaining regulatory approvals or licenses with respect to these Acts will adversely affect the Company’s ability to implement its business plan. As the Company expands operations to other ASEAN territories and countries, it is likely to face similar laws and regulations, and compliance therewith may prove cost prohibitive or even impossible depending upon the nature of the regulation. The failure to obtain and comply with any regulations or licenses in the territories in which the Company intends to conduct business may result in fines or other penalties, and loss of business.  The Company expects compliance with these regulations to be a substantial expense in terms of time and cost.  Therefore, compliance with or the failure to comply with applicable regulation will affect the Company’s ability to succeed in its business plan and ultimately to generate revenues and profits.

The Company is subject to risk related to fluctuating economic growth in ASEAN territories in which it intends to operate, particularly as such growth relates to changes in ASEAN and international regulations, policies & trade.

The economy of Malaysia has experienced steady growth in the past decade, but such growth has been uneven geographically and different sectors of the economy experienced variable rates of growth. There can be no assurance that the expected economic growth upon which the Company relies, in Malaysia and throughout ASEAN, will be realized. The Company also is at risk as certain prospective social and economic changes may negatively impact our business and our ability to implement our business plan.

Rise in Interest Rates may negatively impact the property market, and as such, may negatively impact the Company and its ability to implement its business plan.

Low real mortgage rates have been a key driver of the property market over recent years. Risk associated with real property increases however when interest rates start to rise. The Company and its operations are vulnerable to fluctuating interest rates, as a rise in interest rates may negatively impactregional demand for properties as higher interest rates may lead to an increase in the price of properties to prospective buyers. This would negatively impact the ability of potential purchasers to secure financing, which may adversely affect our business. Ifpressure on the USD yield curve continues to rise, this could drive longer-term interest rates higher across Asia in the coming quarters, which could adversely impact the Company’s business and our ability to implement our business plan.

The Company is subject to risks relating to foreign currency exchange rate fluctuations.

The Company's reporting currency is in USD whilst the functional and reporting currencies of the Company’s projects are in foreign currencies, currently Ringgit Malaysia (RM). The cash flows of the Company’s current projects will be denominated in RM as the case may be, including operating costs, financing and revenues. Consequently, the Company’s revenues, costs, profits and asset values will be affected by fluctuations in the foreign currency exchange rates. The Company cannot predict the effects of future foreign currency exchange rate fluctuations on its assets, liabilities, revenue, cost of sales and profits. Weakening of the RMagainst US Dollar (USD) may have a material adverse impact on the Company’s financial position and results of operations expressed in USD. The Company may experience foreign currency exchange rate gains and losses when its assets and liabilities in foreign currencies are translated or exchanged into USD for financial reporting or repatriation purposes.

The Company is dependent on the performance of the property industry in the countries in which it operates.

The Company’s business is subject to the performance of the property industry in the countries in which it operates, where property prices are largely affected by supply and demand. Long-term demand for mixed-use properties is typically directly related to population growth and the rate of new household formation. The factors have, in the past, contributed to an increase in real estate ownership and demand for new properties but there is no guarantee that they will continue to do so, nor that any future recovery in consumer confidence or improvement in credit availability would result in an increase in sales volumes.

Forces Majeure.

Any natural or other disasters, including outbreaks of health epidemics and other extraordinary events could severely disrupt the Company’s business operations. The Company’s operations are vulnerable to interruption and damage from natural and other types of disasters, including earthquakes, fire, floods, environmental accidents, power loss, communications failures and similar events. On May 12, 2008, a severe earthquake occurred in Sichuan province of China, resulting in significant casualties and property damage and a sharp decline in real estate transactions in the affected areas. If any other disaster or extraordinary events were to occur in the future, the Company’s ability to operate its business could be seriously impaired.

Litigation Risk.

The Company does not have any business liability, disruption or litigation insurance, and any business disruption or litigation the Company experiences might result in it incurring substantial costs and diversion of resources. The insurance industry in Southeast Asia is still at an early stage of development. For instance, companies in China offer limited business insurance products and do not, to the Company’s knowledge, offer business liability insurance. While business disruption insurance is available to a limited extent in China, the Company has determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for the Company to have such insurance. As a result, except for fire insurance, the Company does not have any business liability, disruption or litigation insurance coverage for its operations in Southeast Asia. Any business disruption or litigation may result in the Company incurring substantial costs and diversion of resources.

Risk Factor related to delinquent filing of quarterly financial report for period ended June 30, 2016

The Company did not timely file its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2016, and the Company did not provide reason for an extension. Failure to timely file information to investors results in prospective investors and shareholders not having complete and current business and financial information about the Company, including audited annual financial information and unaudited quarterly financial information. As such, the occurrence of such an event causes there to exist inadequate public information available about the Company to properly evaluate its common stock or the prospects of the Company.  Further, by failing to timely file the Company was in violation of Section 13(a) of the Exchange Act and could be deregistered by the Commission under the Exchange Act.

The Company was delinquent in its Exchange Act filings because of a lack of a revenue-generating business that consistently provided sufficient cash flow to fund basic operational overhead, including accounting and legal compliance.  Although the Company continues to make progress towards completion of its periodic reports, if the Commission revokes the registration of the Company’s common stock, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of, or otherwise effecting transactions with respect to, such common stock until, in the case of suspension, the lifting of such suspension, or, in the case of a revocation, the Company files a new registration statement with the Commission under the Exchange Act and that registration statement is declared effective. As a result, public trading of the Company’s common stock would cease and investors would find it extraordinarily difficult to acquire or dispose of the Company’s common stock or obtain accurate price quotations for the Company’s common stock, which could result in a significant decline in the value of the Company’s stock. Further, any business that the Company acquires or starts may be adversely impacted, including, without limitation, an adverse impact on the Company’s ability to issue stock to raise equity capital, engage in business combinations or provide employee incentives.

The Company has not currently secured any accounts, and there is no assurance it will be able to do so in the future. If it is so able, there is no guarantee average spending per account will be sufficient to withstand cost of operations.

The Company may not be able to successfully execute its projected growth strategy of developing and expanding its client base and increasing the average spending of its clients on offered services, which could have a material adverse effect on the results of operations and prospects. To develop and grow the Company revenues derived from offered services, the Company will need to secure key contracts and develop and expand upon a currently non-existent client base. The Company will then have to increase the average spending of its retained clients on offered services. These efforts will involve aggressively marketing services to real estate developers, commercial and retail project sites and also other client groups, such as governmental agencies, universities, research institutes and financial institutions, and promoting additional, premium services to existing clients. The Company’s approach and philosophy may not be well received by targeted prospective clients, or the Company may not be successful in selling additional, premium services to existing clients. If such efforts to expand the Company client base and increase the average spending of its clients on offered services is not successful, the results of operations and prospects could be materially and adversely affected.

The Company may not be able to successfully execute its strategy of expanding into new geographical markets in Southeast Asia, which may have a material adverse effect on its business, results of operations and prospects.

While the Company and it’s management have an established reputation in Asia Pacific’s retail property market and while Ms. Khoo possesses key market intelligence in the Asian retail property market, the Company does not currently provide any management, consulting, marketing services nor otherwise to the geographic region. Expanding into new geographical markets imposes additional burdens on research, systems development, sales, marketing and general managerial resources. As the Southeast Asian market is large and diverse, client trends and demands may vary significantly by region and the Company’s experience in other markets in which it currently operates may not be applicable in other areas and regions. As a result, the Company may not be able to leverage its experience to expand into other parts of Southeast Asia or other regions in which in intends to conduct business. If the Company is unable to manage its expansion efforts effectively, if the Company expansion efforts take longer than planned or if the costs for these efforts exceed expectations, the results of operations may be materially and adversely affected.

Adverse changes in economic and political policies of the PRC government or other foreign governments where the Company conducts business operations could have a material and adverse effect on overall economic growth in the respective regions, which could adversely affect business.

A significant portion of the Company’s business operations will be conducted in China. As the real estate industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during general economic downturns. Accordingly, the Company’s results of operations, financial condition and prospects are subject, to a significant degree, to economic developments in China. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different periods, regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. For example, on January 3, 2008, the State Council issued a Notice on Promoting Economization of Land Use, which urges the full and effective use of existing construction land and the preservation of farming land. While some of these measures benefit the overall PRC economy, they may have a negative effect on the real estate industry in China.

The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency–denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. From late 2003 to mid-2008, the PRC government implemented a number of measures, such as increasing the People’s Bank of China’s statutory deposit reserve ratio and imposing commercial bank lending guidelines that had the effect of slowing the growth of credit, which in turn may have slowed the growth of the Chinese economy. In response to the recent global and Chinese economic downturn, the PRC government has promulgated several measures aimed at expanding credit and stimulating economic growth. Since August 2008, the People’s Bank of China has decreased the statutory deposit reserve ratio and lowered benchmark interest rates several times. Beginning in January 2009, the volume of new lending in China has increased greatly. Total new lending reached RMB7.4 trillion in the first six months of 2009, representing an increase of RMB2.5 trillion from the lending made in all of 2008, according to the People’s Bank of China. It is unclear whether PRC economic policies will be effective in stimulating growth, and the PRC government may not be effective in creating stable economic growth in the future, as evidenced by recent downturns in growth rates and foreign indexes. What’s more, Southeast Asian governmental restrictions on currency conversion may limit the Company’s ability to utilize revenues and funds effectively and the ability of the Company’s foreign subsidiaries and consolidated affiliated entities to obtain financing. Restrictions on currency exchanges between RMB and other currencies may limit the Company’s ability to utilize its revenues and funds, in particular in relation to capital account transactions such as investments and loans. For instance, under current PRC regulations, RMB is convertible for “current account transactions,” which include among other things dividend payments and payments for the import of goods and services, subject to compliance with certain procedural requirements. Although the RMB has been fully convertible for current account transactions since 1996, the Company cannot assure investors that the relevant PRC government authorities will not limit or eliminate the Company’s ability to purchase and retain foreign currencies for current account transactions in the future. Conversion of RMB into foreign currencies and of foreign currencies into RMB, for payments relating to “capital account transactions,” which principally include investments and loans, generally requires the approval of the State Administration of Foreign Exchange, or SAFE, and other relevant PRC governmental authorities. Restrictions on the convertibility of the RMB or other foreign currencies for capital account transactions could affect the ability of the Company’s Southeast Asian subsidiaries and affiliated Southeast Asian operating companies to make investments overseas or to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from the Company.

Fluctuation in the value of foreign currencies may also have a material adverse effect on investment. For instance, the value of the RMB against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. To the extent that the Company needs to convert U.S. dollars into RMB or other currencies for its operations, appreciation of the Southeast Asian currencies against the U.S. dollar would have an adverse effect on the foreign currency amount the Company would receive from the conversion. Conversely, if the Company decides to convert its foreign currency into U.S. dollars for the purpose of making payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. dollar against the foreign currency would have a negative effect on the U.S. dollar amount available to the Company. These and other effects on the Company’s financial data resulting from fluctuations in the value of foreign currency against the U.S. dollar could have a material adverse effect on the market price of the Company’s services and shareholders’ investments.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at a fixed offering price of $0.10 per share, for the duration of the offering.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 2,500,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $0.10 per share, for the duration of the offering.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has it entered into any agreement with any underwriters, broker-dealers or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed.

Selling Shareholders

The selling shareholders will offer their shares at a fixed offering price of $0.10 per share, for the duration of the offering. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares. Of the 2,500,000 Shares included in the registration statement, of which this prospectus is a part, 1,000,000 shares are held by President and director of the Company Khoo Lay Wah.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 20,500,000 Shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 2,500,000 Shares of common stock for sale to the public by the holders thereof at a price of $0.10 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Dilution

Dilution in the value of the Shares held by current shareholders if additional shares of common stock are issued at a price less than that paid by the current shareholders. Such dilution may occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock for value less than that paid by the current shareholders. There is no restriction on the ability of the Company to issue additional shares of its common stock at a price to be determined at the time of such sale or sales.

THE BUSINESS AND BUSINESS PLAN

Background

The Company is a development stage Company and has limited operating history and is expected to experience losses in the near term.

Summary

Franklin Hill Acquisition Corporation, a Delaware Corporation (the “Company”),currently has minimal operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. At this time we are a global property management company focusing on management of retail and commercial properties in the Asia Pacific region. The Company aims to increase the value of its retail properties by offering expertise in building appraisal and advisory services, facilities management, lease administration, maintenance and related services. The Company’s management believes it holds a number of advantages in these business channels that will help its clientele operate in a cost-effective manner and expand in their respective markets.

The Company is initially focusing on exploitation of the Southeast Asia markets and the Pacific Rim. The Company aims to increase the value of retail properties in this region by offering expertise in building appraisal and advisory services, facilities management, lease administration, and maintenance services. The Company believes to hold several advantages in these business channels relative to existing competition based upon the experience of its management, as Ms. Khoo has several years of experience leading property management project and expansion of shopping complexes in Malaysia. In addition, as a Malaysian national, Ms. Khoo believes to have a better understanding of ASEAN market demands then some of her competitors.

The Company intends to operate as a one-stop shop to better service its prospective clients and reduce their fixed costs for hire of a management team, administration staff, and similar services. The Company intends to service its clients by absorbing these costs on behalf of their clients, enabling their prospective clients to purchase lease administration services, facilities management, and maintenance services from one service provider. The Company will subsequently outsource certain tasks to third party service providers, depending upon location and nature of services to be provided. Ms. Khoo intends to utilize her relationships within the industry and ASEAN markets to to save on these third party services and pass savings on to the Company’s client base.

For the first twelve months of operation, or until the Company has generated funds sufficient to hire staff, equipment, and other assets necessary to perform business services in-house, the Company will at the outset utilize the existing relationships of its owner, Ms. Khoo, to outsource its projects to third-party vendors who will offer facilities management, leasing, maintenance and related services to the Company at a discounted market rate. The Company intends to pass these savings on to its client base, and generate profit and brand recognition therefrom. The Company intends to use paid-up capital of its securities to advance costs associated with this plan, for items including marketing and travel expenses and other operating expenses. If no such funds are obtained, the Company will seek out debt financing or other instruments to fund operations prior to profitability.

Over time the Company intends to hire employees and offer services such as lease administration, property management and maintenance in-house. The Company anticipates becoming fully staffed for in-house operations within three years after consummation of business activities and operations.

Management anticipates that continued urbanization in target markets will drive demand for real estate throughout China, Southeast Asia and India. The Company projects that infrastructural developments will also present opportunities – particularly developments located among transport nodes such as nine Raffles City projects in China and Singapore.

The Market

The Asian retail property market is undergoing structural shifts. At present, the Company considers there to be an oversupply of either poorly positioned or misconceived shopping centers, unfit for growing demand as sectors continue to develop. Furthermore, there exists a rapid rise of Asian e-commerce which is changing the dynamic of retail malls across the region. The shopping malls are projected to operate distinctly from current operations; the Company anticipates that new malls will become entertainment lifestyle centers rather than just shops. The Company intends to capitalize on this structural shift by offering integrated operations solutions with the traditional bricks-and-mortar shopping operations. By “integrated operations solutions”, the Company is referring to the one-stop shop services whereby the Company will absorb third party costs such as lease administration, facilities management and maintenance costs for the benefit of its client base.

High Growth Regions and Sectors

Wall Street Journal reports specific growth areas in the Asian Pacific Rim property market as follows:

●	Japanese real-estate investment trusts look attractive especially since the country’s central bank adopted negative interest rates in January, making corporate debt less costly.

●	Retailers in Australia that are seeing stronger sales as the weak Australian dollar encourages domestic shoppers to keep their dollars at home.

●	Chinese retail properties that serve middle market shoppers through investments in Hong Kong and Singapore-based companies.

●	Property developments in the Philippines which have benefited from the growth in the country stoked by strong remittances from Filipino expatriates.

Colliers’ Global Investor Outlook further identifies CBD offices as the preferred investment sector for Asia-Pacific investors, followed by development opportunities and industrial and logistics. The Company will firstly consider these high-growth areas during the initial search in the retail property market in Asia.

Asia-Pacific Investor Outlook

Colliers’ Global Investor Outlook reported high level of investor confidence with the majority of investors looking to continue expanding their portfolio. Consequently, investment volumes in Asia-Pacific are likely to continue to increase in 2016, a thought shared by 48% of investors from the region. These investors will be using higher levels of debt to fund their acquisitions. Despite high confidence levels, there is an element of caution that is starting to emerge. There has been a significant change in attitudes to risk over the past 12 months and this is likely to impact on the types of properties sought after in the region. Lastly, 2016 anticipates to see more motivated sellers, which will create more varied opportunities for investment.

International Market Entry Strategies

In light of the current market environments, The Company will execute diverse market-entry strategies accordingly including:

●	Identification of retail properties in geographically robust regions such as Japan and Australia.

●	Identification of newly developed retail properties such as shopping malls, department stores and hypermarkets within densely populated locations in growing urban cities identified below including Tokyo, Sydney, Melbourne, Osaka and Ho Chi Minh City.

The Company’s international market strategy will be tailored according to the local political and economic environments as well as high-growth regions that support the Company’s robust growth plan.

Competition

The real estate management and consulting services sector in Southeast Asia is mature in some regions, relatively new in others, and in general represents a rapidly evolving industry. If the Company’s business model proves to be inappropriate or suboptimal, or if barriers to entry in certain regions prove too high, or if new competitors emerge to better serve the real estate industry, the Company’s business may be materially and adversely affected. What’s more, the Company will face competition from a number of property management companies operating in the Asia Pacific region. Among the most prominent competitors is Keppel Corporation, a property management firm based in Singapore. Nonetheless, the Company’s market intelligence will identify specific lucrative new developments in Asia and utilization of management expertise shall enable the Company to withstand competition.

PLAN OF OPERATION

Business Plan

The Company aims to exploit global commercial property management market opportunities, with focus on developing regions in Southeast Asia and along the Pacific Rim. Initial concentration of marketing and advertising efforts shall be devoted to regions in Malaysia and similar developing regions where demand is projected highly based on current market inefficiencies in the respective regions. The Company has already invested significant time, effort and skill in assessing likely supply and demand across these respective regions. The Company will direct its marketing and advertising efforts to obtain market share based on the research already conducted and on the know-how and experience of Management.

The Company will directly offer services to newly developed properties and retail projects across the target regions. City investment and city development projects have been tracked and analyzed by the Company across Southeast Asia, spurring potential marketing efforts and campaigns. The Company intends to capitalize on the emerging trends across said regions. Although competition will be fierce, the Company intends to offer optimal services and competitive pricing to withstand competition.

Although global and regional fiscal trends may affect growth potential, Management is of the opinion based on market research studies so conducted that the Asian financing market still sees plenty of liquidity to fund property investments. Although the Company cannot be certain it will have access to any such financing instruments, the Company is encouraged by its research which suggests that borrowing terms in most ASEAN jurisdictions have and are anticipated to remain largely constant amidst impending interest rate rises, with the possible exception of Hong Kong and Singapore. Japan remains the easiest market in which to raise debt, with borrowing easily available at rates of less than 1 percent. International banks are now increasingly active in Asia, offering longer tenor than the traditional three- to five-year terms. The Company intends to continually monitor investment trends across said regions to assess current and future market base.

Operating Plan for First Year of Operation – Outsourcing to Third Party Vendors

For the first twelve months of operation, or until the Company has generated funds sufficient to hire staff, equipment, and other assets necessary to perform business services in-house, the Company will at the outset utilize the existing relationships of its owner, Ms. Khoo, to outsource its projects to third-party vendors who will offer facilities management, leasing, maintenance and related services to the Company at a discounted market rate. The Company intends to pass these savings on to its client base, and generate profit and brand recognition therefrom. The Company intends to use paid-up capital of its securities to advance costs associated with this plan, for items including marketing and travel expenses and other operating expenses. If no such funds are obtained, the Company will seek out debt financing or other instruments to fund operations prior to profitability.

Over time the Company intends to hire employees and offer services such as lease administration, property management and maintenance in-house. The Company anticipates becoming fully staffed for in-house operations within three years after consummation of business activities and operations. The company has provided a detailed plan below outlining its intended operations over the next four quarters:

Operations through September 30, 2017

The Company intends during this period to purchase office equipment to support daily operation, including office furniture, printer, photocopy machine, and computers. The Company estimates total cost for these items to equal approximately USD $20,000.00, which will be paid by Ms. Khoo as a loan to the Company.

During this period the Company also intends to engage suitable talent to join the Company to enhance the Company’s operational activities, however to manage costs, at the outset the Company will outsource most labor & services. The Company is planning to hire a finance executive to manage the financial aspect of the company including budgeting and cost planning. The cost will budget an expected USD $2,000 per month, which will be paid by Ms. Khoo as a loan to the Company, if funds are insufficient through operations to cover the expense.

Marketing Operations from October 1, 2017 through to June 31, 2018

For the subsequent threequarter period the Company, lead by founder and CEO Ms.Khoo, will start to engage clients through Ms.Khoo network to generate operating capital. To secure target clientele, the Company will implement its marketing strategy, which shall include dedicated website SEO, print & media advertisement, organized events and participation in exhibitionsthroughout ASEAN community. The Company estimates a total marketing budget of approximately $5,000 USD per quarter.

Real Estate Advisory Operations Following Implementation of Marketing Strategy

The Company intends by implementation and execution of its marketing strategy to attract landowners throughout the ASEAN community. Upon successful engagement of targeted clientele, the Company will initiate services by offering location and feasibility analysis to determine best utilization of the particular land property (eg.Residential vs. commercial vs. industrial or agricultural).The Company intends to create value for its clientele by utilizing its expertise and know-how to maximize the value of their clientele’s land and earning potential. In conjunction with these services, the Company will also conduct, through engagement of third parties, environmental impact assessments and soil analysis of the land. In addition, the Company will evaluate the population density, population mix, estimate the local populations' level of disposable income and determine the size of the sphere of influence that can be captured by the client’s particular project.

The Company will further advise on the ideal product mix as allowed by local laws. Generally, if the land is located in an urban area, the Company is likely to recommend mix of residential and commercial properties. If the land is located somewhere with easy access to transportation hubs, the Company is likely to recommendindustrial park development. If the land is found to contain fertile soils and is located outside of town, the Company will advise for development of sub divisible plots of agriculture land focusing on growing biomaterial products.

After a landowner has committed to a development strategy, the Company shall assist its clientele through construction of the development. To this end the Companyaims to introduce landowners to contractors, which the Company will vet for benefit of its clients. The Company will also advise with respect to building designs and layouts, incorporating ideas to make the project green and environmental-friendly.

The Company essentially aims to assist its clients in every aspect of their development, either directly or through liaison between landowner and third parties. As an example, the Company mayassist its client to engage appropriate legal counsel to ensure compliance with local laws and regulations. The Company may also liaise for its client’s benefit with local authorities to help secure approvals for a particular project’s layout and building plans.After project completion, the Company may assist its clients in developing their own respective sales and marketing strategies so that they may generate returns on their developments. The Company may also connect landowners with bank and finance partners, as needed.

Potential Revenue

Generally, in return for the Company’s services, itintends to charge its clientele an initial service fee of USD $10,000, plus the Company intends to retainapercentage of each client’ssales revenue after open. Although the COmpanyintends to provide a plethora of services, it aims to keep costs and expenses low by utilizing time & skill of management and by outsourcing to capable third parties.

Services

The Company intends to derive revenue from offering of the following services:

Property Management

●	Cleaning and Waste Management
●	Landscaping
●	Pest Control
●	Security and Safety
●	Car Park Management
●	Utilities Management
●	Maintenance and Repairs
●	Preventive and Periodic Maintenance
●	Defects Liability Management
●	Emergency and Crisis Management
●	Procurement
●	Customer Relationship
●	Tenant Management
●	Financial Management -- including Billing and Collection
●	Lease documentation
●	Enforcement of lease covenants
●	Arrears management
●	Property Tax and Insurance

Leasing/Marketing
●	Negotiation for Leases and Licenses
●	Marketing of vacant space
●	Market Research

●	Space planning
●	Project Financial Analysis
●	Conceptualization of design
●	Building Improvement
●	Project Management
●	Construction Management

The Company intends to initially outsource these services and offer to clients through third party contracts. As the Company grows, it anticipates offering the aforementioned services directly to its client base, increasing opportunity for profit margins.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in December 2015. On May 20, 2016, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock. James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Messrs. Cassidy and McKillop each retained 250,000 shares of the Company’s common stock. Khoo Lay Wah was named as the sole director of the Company and serves as its President and sole officer.

On May 23, 2016, the Company issued 19,000,000 shares to Ms. Khoo for services valued at par, for aggregate valuation of $1,900, representing 95% of the then total outstanding 20,000,000 shares of common stock. On the same date the Company also issued 500,000 shares to Max Niche Saint Solutions Pte, Ltd. for services rendered to the Company valued at par.

The Company has no employees and only one director who also serves as the Company’s sole officer.

Relationship with Tiber Creek Corporation

Following the change in control, the Company entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek provides assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, advise and assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealer, and assistance in other transactions, marketing and corporate structure activities.Tiber Creek receives an aggregate of $85,000 for the services provided to the Company. Mr. James Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken any material research and development activities.

Employees

The Company currently has no employees other than its sole officer but it expects that it will hire personnel upon raising additional capital and as the Company implements its business plan.

Max Niche Saint Solution Pte Ltd.,(“Max Niche”) is not an employee of the Company but occasionally offers services to the Company as a consultant. Services provided by Max Niche includes strategy planning, business and administration advisory and general operational advisory services.

In consideration of the services Max Niche provides, the Company issued 500,000 shares, representing 2% of the outstanding common stock of the Company as of the date of this offering.

At present, the president is the sole officer, director and employee of the Company and does not receive any salary or other compensation (and no salaries or compensation have been accrued). No compensation will be paid until, and if, the Company raises or procures adequate capital (through operations, private financings, a primary public offering or otherwise) to pay any such compensation.

Property

The Company has no properties and at this time has no agreements to acquire any properties.

The Company is currently utilizing office space loaned to the Company, free of charge, located at Suite 12A,03-05,Level 12A, Plaza Permata, Jalan Kampar Off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In January 2016 the Company filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting Company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001662640.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage Company and was incorporated in the State of Delaware in December 2015. As of the periods from inception, December 11, 2015 (inception), through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. For the year ended December 31, 2016, the Company experienced loss from operations of $19,265 and has accumulated deficit of $23,327 as of December 31, 2016 consisting primarily of professional service fees.

The Company anticipates that it would need substantial working capital over the next 12 months to continue as a going concern. The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or to obtain additional financing, there is a substantial doubt as to the ability of the Company to continue as a going concern.

Revenues

Since its inception, the Company focused its efforts on conducting market research and development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

Currently, the Company has no revenues and has not realized any profits. In order to succeed, the Company needs to develop a viable strategy to construct, develop, market and commercialize its products.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any revenues.

Equipment Financing

The Company has no existing equipment financing arrangements.

Notes Payable

The Company has no existing notes payable.

Additional Paid-In Capital

The Company has additional paid-in capital of $3,130 as of December 31, 2016.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company intends to earn revenue from fees derived from services offered to commercial property developers, retail properties and other emerging commercial property developments across Southeast Asia and the Pacific Rim and other territories.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2016.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Three Months Ending March 31, 2017

The Company did not generate revenues during the three months ended March 31, 2017.

The Company posted operating expenses of $3,742 during the three months ended March 31, 2017.

Operating loss and net loss for the Company were each, respectively, $3,742 and $3,742 for the three month period ended March 31, 2017.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of Period ended December 31, 2016

As of December 31, 2016, the Company had not generated revenues and had no income or cash flows from operations. The Company has sustained operating loss of $19,265 for the year ended December 31, 2016 and had an accumulated deficit of $23,327 as of December 31, 2016.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

Management’s plans also include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Khoo Lay Wah	55	President, CEO, Treasurer, Secretary	2016

Khoo Lay Wah serves as the sole director and officer of the Company. Ms. Khoo, a Malaysian aged 55, holds a Diploma in Management and Secretarial Studies, UK. She commenced her career as a businesswoman specializing in property development and property management. Since 2010, she led the management and expansion of a large shopping complex in Seremban. She has extensive experience and success in marketing, evidenced by her landing several large international retailers as tenants for the Seremban shopping complex. She is an investor by nature, with experience and expertise nurturing and incubating start-up firms. She has also held executive directorships in numerous public-listed companies.

Over the past five years, Ms. Khoo’s experience is as follows:

From years 2009 through 2012, Ms. Khoo served as Executive Director of Naim Indah Corporation Berhad, a Malaysia public company. For her achievements while serving in this capacity, Ms Khoo was awarded with the Pingat Jasa Kebaktian (Medal of Distinction for Devoted Services). During her tenure, she led the management and expansion of a large shopping complex development located in Seremban, Malaysia. Ms. Khoo’s primary role was as marketer, where she utilized her experience, skill and relationships to secure large international retail tenancy contracts on behalf the Seremban shopping complex. The shopping complex, or mall, hosted approximately 250 tenants. Ms. Khoo also headed the advertising and promotions department for the shopping complex. Also during this time period Ms. Khoo engineered the conceptualization, planning, construction and completion of a 213 unit condominium complex, 78 units of terrace houses, 6 units of detached houses and 32 units of shoplots in Seremban.

After Ms. Khoo disposed of her equity in Naim Indah in 2013, she started working as a real estate advisor for property developments in Kelantan, Malaysia. Because of the potential she sees in Kelantan, she decided to acquire Franklin Hill in order to expand her development in the state.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Discussion of Compensation Table

As of December 31, 2016, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to Ms. Khoo in the future.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of date hereto. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class (1)
Khoo Lay Wah	President, Secretary, Treasurer, Director	19,000,000	92.68%

(1) Based upon 20,500,000 shares outstanding as of the date of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy formerly held position of the Company as president, secretary and director of the Company prior to the change in control. Mr. McKillop formerly held position of the Company as vice president and director prior to the change in control. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially held 10,000,000 shares of the Company’s common stock valued at par.  As part of the change of control, Messrs. Cassidy and McKillop each consented to the contribution back to the Company of 9,750,000 shares held by each of them valued at par.

Each of Messrs. Cassidy and McKillop retains 250,000 shares of the common stock of the Company and each is a selling shareholder herein.  As an initial shareholder and officer of the Company, management provided services to the Company without charge prior to its change in control. These services included filing the initial registration statement on Form 10, creation of the Company and preparation and filing of corporate documents.  Subsequent to the change in control, Tiber Creek entered into a contract with the Company and received $85,000 for services to the Company including preparation of a registration statement on Form S-1, introductions and relations with the brokerage community, consultation and advice on corporate structure and entrance in to the trading markets.  Mr. Cassidy is the president, director and sole shareholder of Tiber Creek and provides legal services to the Company through the Company's agreement with Tiber Creek Corporation.  Mr. McKillop provides services to the Company in facilitating introductions and meetings with professionals in the brokerage and financial communities and providing advice and consultation in corporate structuring and marketing.

There are certain family relationships between shareholders and Khoo Lay Wah, the Company’s President and director.

The following shares were issued to, and are currently held by, persons related to Ms. Khoo (an officer and director of the Company): (a) Cheryl Khoo Shu Jen, niece of Ms. Khoo: 50,000 shares; (b) Mabel Khoo Shu-Fen, niece of Ms. Khoo: 10,000 shares; (c) Khoo Lay Meng, sister of Ms. Khoo: 10,000 shares; (d) Ho Yoke Leen, niece of Ms. Khoo: 10,000 shares; (e) Melissa Soon Bee Imm, niece of Ms. Khoo: 10,000 shares; (f) Desmond Soon Jin Teik, nephew of Ms. Khoo: 10,000 shares; (g) Khoo Lay Cheng, sister of Ms. Khoo: 10,000 shares; (h) Lin Mei Mi, daughter of Ms. Khoo: 50,000 shares; and (i) Lim Mei Ling, daughter of Ms. Khoo: 50,000 shares.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 2,500,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $0.10 per share, for the duration of the offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	Shares Owned Number	Percent(1)	Shares Owned Number	Percent(2)
KHOO LAY WAH President, Secretary, Treasurer and Director	19,000,000	92.68%	18,000,000	87.80%
MAX NICHE SAINT SOLUTIONS PTE. LTD.	500,000	*2.00%	0	0%
JAMES CASSIDY	250,000	*1.00%	0	0%
JAMES MCKILLOP	250,000	*1.00%	0	0%
CHERYL KHOO SHU JEN**	10,000	*	0	0%
MABEL KHOO SHU-FEN**	10,000	*	0	0%
KHOO LAY MENG**	10,000	*	0	0%
HO YOKE LEEN**	10,000	*	0	0%
MELISSA SOON BEE IMM**	10,000	*	0	0%
ARTHUR LIM KUO FU**	10,000	*	0	0%
TAN DUN HE**	10,000	*	0	0%
DESMOND SOON JIN TEIK**	10,000	*	0	0%
YONG FEE CHIN**	10,000	*	0	0%
KHOO LAY CHENG**	10,000	*	0	0%
FLORDILISA PACULAN COLUBONG**	10,000	*	0	0%
TAN CHEE WOOI**	10,000	*		0%
CHONG CHEE LING**	10,000	*	0	0%
SIM MOH JOO**	10,000	*	0	0%
HOO HON YONG**	10,000	*	0	0%
SIM AI MIN**	10,000	*	0	0%
TANG BEE FONG**	10,000	*	0	0%
DAMIAN LIM TIEN TZEN**	10,000	*	0	0%
LING POO POH**	10,000	*	0	0%
MUN YOKE FOONG**	10,000	*	0	0%
YIP YOUK MEE**	10,000	*	0	0%
KHOR CHEAN KUEN**	10,000	*	0	0%
KHOR SEE WEI**	10,000	*	0	0%
SOONG MIK LEK**	10,000	*	0	0%
GOH AH HWA**	10,000	*	0	0%
TAN AH CHAN**	10,000	*	0	0%
LIM CHUN LEAN**	10,000	*	0	0%
TAN MUI LAN**	10,000	*	0	0%
CHAN SIEW PENG@ JANET**	10,000	*	0	0%
TAN CHI YEN**	20,000	*	0	0%
LIM CHUUN KIAT**	30,000	*	0	0%
LIM MEI MI**	50,000	*	0	0%
LIM MEI LING**	50,000	*	0	0%
TAN CHONG MING**	50,000	*	0	0%
LIM AH KHENG**	10,000	*	0	0%
	20,500,000

*	Less than 1%.
**	Subscribed in June, 2016 at PAR value, $.0001 per share, minimum of 10,000 shares ($1.00 minimum subscription).
(1)	Based on 20,500,000 shares outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 20,500,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which none have been designated or issued.

Common Stock

The Company is registering 2,500,000 shares of common stock offered for sale the holders thereof (selling shareholders) at an offering price of $0.10 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

The Company has 20,000,000 authorized undesignated shares of preferred stock. As of date hereof, no designation of any series of preferred stock has been created and no shares issued. The board of directors is has the authority to effect a series of preferred stock and designate the rights and preferences thereto.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company’s common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids; offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the “Pink Sheets”). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy and Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited Franklin Hill Acquisition Corporation’s balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2016 and for the period from December 11, 2015 (inception) through December 31, 2015. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 31, 2017, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

FRANKLIN HILL ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$5,178	$50

Total Assets	$5,178	$50

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued liabilities	$4,775	$4,555
Due to related party	24,292	15,642
Total Liabilities	29,067	20,197

Stockholders' Equity

Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding at March 31, 2017 and December 31, 2016	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 20,500,000 and 20,500,000 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	2,050	2,050
Discount on Common Stock	(2,000)	(2,000)
Additional paid-in capital	3,130	3,130
Accumulated deficit	(27,069)	(23,327)
Total stockholders' deficit	(23,889)	(20,147)

Total Liabilities and Stockholders' Deficit	$5,178	$50

The accompanying notes are an integral part of these unaudited condensed financial statements.

FRANKLIN HILL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended March 31,	For the three months ended March 31,
	2017	2016

Revenue	$-	$-
Cost of Revenue	-	-
Gross Profit	-	-

Operating expenses	3,742	1,400

Operating Loss	(3,742)	(1,400)

Loss before income taxes	(3,742)	(1,400)

Income Tax Expense	-	-

Net loss	$(3,742)	$(1,400)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	20,500,000	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

FRANKLIN HILL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended March 31,	For the three months ended March 31,
	2017	2016
OPERATING ACTIVITIES
Net Loss	$(3,742)	$(1,400)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	-	1,150
Changes in Operating Assets and Liabilities:
Accrued liabilities	220	250
Net cash used in operating activities	(3,522)	-

FINANCING ACTIVITIES
Proceeds from due to related party	8,650	-
Net cash provided by financing activities	8,650	-

Net increase in cash	5,128	-

Cash, beginning of period	50	-

Cash, end of period	$5,178	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Unaudited Condensed Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Franklin Hill Acquisition Corporation (the “Company”) was incorporated on December 11, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Franklin Hill. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange.

In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the three months ended March 31, 2017, are not necessarily indicative of the results to be expected for the year ending December 31, 2017.

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $5,178 and $50 as of March 31, 2017 and December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have cash balances in excess of the Federal Deposit Insurance Corporation limit at March 31, 2017 and December 31, 2016, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2017 and December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2017 and December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited condensed financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the unaudited condensed financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its financial statements and related disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company is currently evaluating the impact of adopting ASU 2016-16 on its financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its financial statements and related disclosures.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $3,742 and $1,400 during the three months ended March 31, 2017 and 2016, respectively. The Company had a working capital deficit of $23,889 and an accumulated deficit of $27,069 as of March 31, 2017 and a working capital deficit of $20,147 and an accumulated deficit of $23,327 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of March 31, 2017 and December 31, 2016, the Company had accrued professional fees of $4,775 and $4,555, respectively.

NOTE 4 - DUE TO RELATED PARTY

Due to related party amounted to $24,292 and $15,642 as of March 31, 2017 and December 31, 2016, respectively. Due to related party are fees paid by shareholders on behalf of the Company.

NOTE 5 - STOCKHOLDERS’ DEFICIT

On December 11, 2015, the Company issued 20,000,000 founders common stock to two directors and officers.

On May 20, 2016, the Company redeemed 19,500,000 of the 20,000,000 outstanding shares of common stock pro rata from the two shareholders thereof. The then current officers and directors of the Company resigned and Khoo Lay Wah was appointed the sole director and officer of the Company.

On May 23, 2016, the Company issued 19,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 19,000,000 shares of common stock to Khoo Lay Wah and 500,000 shares to Max Niche Saint Solution Pte. Ltd. Max Niche Saint Solution Pte. Ltd works with Khoo Lay Wah together as shareholders and management of the Company.

On July 1, 2016, the Company issued 500,000 shares of common stock to 35 shareholders at $0.0001 per share for $50 which was received on July 1, 2016

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2017, 20,500,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 - SUBSEQUENT EVENT

Management has evaluated subsequent events through May 15, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2017 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheets as of December 31, 2016 and 2015	F-12

Statements of Operations for the year ended December 31, 2016 and for the period from December 11, 2015 (Inception) to December 31, 2015	F-13

Statement of Changes in Stockholders' Deficit for the year ended December 31, 2016 and for the period from December 11, 2015 (Inception) to December 31, 2015	F-14

Statements of Cash Flows for the year ended December 31, 2016 and for the period from December 11, 2015 (Inception) to December 31, 2015	F-15

Notes to Financial Statements	F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Franklin Hill Acquisition Corporation

We have audited the accompanying balance sheets of Franklin Hill Acquisition Corporation (the "Company") as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 2016 and for the period from December 11, 2015 (Inception) to December 31, 2015. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from December 11, 2015 (Inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

March 31, 2017

FRANKLIN HILL ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2016	December 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$50	$-

Total Assets	$50	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued liabilities	$4,555	$3,750
Due to a related party	15,642	-
Total Liabilities	20,197	3,750

Stockholders' Equity
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding December 31, 2016 and December 31, 2015	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 20,500,000 and 20,000,000 shares issued and outstanding December 31, 2016 and December 31, 2015, respectively	2,050	2,000
Discount on Common Stock	(2,000)	(2,000)
Additional paid-in capital	3,130	312
Accumulated deficit	(23,327)	(4,062)
Total stockholders' deficit	(20,147)	(3,750)
Total Liabilities and Stockholders' Deficit	$50	$-

The accompanying notes are an integral part of these financial statements.

FRANKLIN HILL ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	For the year ended December 31,	For the period from December 11, 2015 (Inception) to December 31,
	2016	2015

Revenue	$-	$-
Cost of Revenues	-	-
Gross Profit	-	-

Operating expenses	19,265	4,062

Operating Loss	(19,265)	(4,062)

Loss before income taxes	(19,265)	(4,062)

Income Tax Expense	-	-

Net loss	$(19,265)	$(4,062)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares-basic and diluted	20,250,000	20,000,000

The accompanying notes are an integral part of these financial statements.

FRANKLIN HILL ACQUISITION CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

			Discount on	Additional		Total
	Common Stock		Common	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Stock	Capital	Deficit	Equity

Balance December 11, 2015 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	(2,000)	-	-	-
Stockholder contributions for company expenses	-	-	-	312	-	312
Net loss	-	-	-	-	(4,062)	(4,062)

Balance December 31, 2015	20,000,000	2,000	(2,000)	312	(4,062)	(3,750)

Redemption of common stock	(19,500,000)	(1,950)	1,950	-	-	-
Issuance of common stock	19,500,000	1,950	(1,950)	-	-	-
Issuance of common stock for cash	500,000	50	-	-	-	50
Stockholder contributions for company expenses	-	-	-	2,818	-	2,818
Net loss	-	-	-	-	(19,265)	(19,265)

Balance December 31, 2016	20,500,000	$2,050	$(2,000)	$3,130	$(23,327)	$(20,147)

The accompanying notes are an integral part of these financial statements.

FRANKLIN HILL ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	For the year ended December 31,	For the period from December 11, 2015 (Inception) to December 31,
	2016	2015
OPERATING ACTIVITIES
Net Loss	$(19,265)	$(4,062)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	2,818	312
Changes in Operating Assets and Liabilities:
Accrued liability	805	3,750
Net cash used in operating activities	(15,642)	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	50	-
Advance from a related party	15,642	-
Net cash provided by financing activities	15,692	-

Net increase in cash	$50	$-

Cash, beginning of period	-	-

Cash, end of period	$50	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-	$-
Interest	$-	$-

NON-CASH TRANSACTION:
Common stock issued to founders for no consideration	$-	$2,000
Common stock issued to officer for no consideration	$1,950	-

The accompanying notes are an integral part of these financial statements.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Audited Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Franklin Hill Acquisition Corporation (the “Company”) was incorporated on December 11, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Franklin Hill. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange.

In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Audited Financial Statements

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $50 and $0 as of December 31, 2016 and December 31, 2015.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company did not have bank accounts as of December 31, 2016 or 2015.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 and 2015, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016 and 2015, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Audited Financial Statements

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Audited Financial Statements

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $19,265 and $4,062 during the year ended December 31, 2016 and 2015, respectively. The Company had a working capital deficit of $20,147 and an accumulated deficit of $23,327 as of December 31, 2016 and a working capital deficit of $3,750 and an accumulated deficit of $4,062 as of December 31, 2015. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

FRANKLIN HILL ACQUISITION CORPORATION

Notes to Audited Financial Statements

NOTE 3 - ACCRUED LIABILITIES

As of December 31, 2016 and 2015, the Company had accrued professional fees of $4,555 and $3,750, respectively.

NOTE 4 - DUE TO A RELATED PARTY

Due to related parties amounted to $15,642 and $0 as of December 31, 2016 and December 31, 2015, respectively. Due to a related party are fees paid by a shareholder on behalf of the Company.

NOTE 5 - STOCKHOLDERS’ DEFICIT

On December 11, 2015, the Company issued 20,000,000 founders common stock to two directors and officers.

On May 20, 2016, the Company redeemed 19,500,000 of the 20,000,000 outstanding shares of common stock pro rata from the two shareholders thereof. The then current officers and directors of the Company resigned and Khoo Lay Wah was appointed the sole director and officer of the Company.

On May 23, 2016, the Company issued 19,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 19,000,000 shares of common stock to Khoo Lay Wah and 500,000 shares to Max Niche Saint Solution Pte. Ltd. Max Niche Saint Solution Pte. Ltd works with Khoo Lay Wah together as shareholders and management of the Company.

On July 1, 2016, the Company issued 500,000 shares of common stock to 35 shareholders at $0.0001 per share for $50 which was received on July 1, 2016

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2016, 20,500,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 - SUBSEQUENT EVENT

Management has evaluated subsequent events through March 31 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2016 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration fees	$	[ ]
State filing fees	$	[ ]
Edgarizing fees	$	[ ]
Transfer agent fees	$	[ ]
Accounting fees	$	[ ]
Legal fees	$	[ ]
Printing	$	[ ]

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On December 11, 2015, the Company issued the following shares of its common stock:

James Cassidy	10,000,000
James McKillop	10,000,000

(2) Of these shares on December 17, 2016, an aggregate of 19,500,000 shares was redeemed pro rata at par resulting in 250,000 shares held by each of the named shareholders.

(3) As part of the Company’s Change in Control, On May 23, 2016, the Company issued 19,000,000 shares of its common stock to the Company’s CEO and President Ms. Khoo Lay Wah for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering. On the same date the Company also issued 500,000 shares to Max Niche Saint Solutions Pte, Ltd. for services rendered to the Company valued at par.

(4) On July 1, 2016, the Company issued 415,000 shares of its common stock pursuant to section 4(a)(2) of the Securities Act of 1933 as follows:

Shareholder Name	# Shares	Aggregate Consideration For all shares Purchase
CHERYL KHOO SHU JEN	10,000	$1.00
MABEL KHOO SHU-FEN	10,000	$1.00
KHOO LAY MENG	10,000	$1.00
HO YOKE LEEN	10,000	$1.00
MELISSA SOON BEE IMM	10,000	$1.00
ARTHUR LIM KUO FU@ARTHUR LIN KUO FU	10,000	$1.00
TAN DUN HE	10,000	$1.00
DESMOND SOON JIN TEIK	10,000	$1.00
YONG FEE CHIN	10,000	$1.00
KHOO LAY CHENG	10,000	$1.00
FLORDILISA PACULAN COLUBONG	10,000	$1.00
TAN CHEE WOOI	10,000	$1.00
CHONG CHEE LING	10,000	$1.00
SIM MOH JOO	10,000	$1.00
HOO HON YONG	10,000	$1.00
SIM AI MIN	10,000	$1.00
TANG BEE FONG	10,000	$1.00
DAMIAN LIM TIEN TZEN	10,000	$1.00
LING POO POH	10,000	$1.00
MUN YOKE FOONG	10,000	$1.00
YIP YOUK MEE	10,000	$1.00
KHOR CHEAN KUEN	10,000	$1.00
KHOR SEE WEI	10,000	$1.00
SOONG MIK LEK	10,000	$1.00
GOH AH HWA	10,000	$1.00
TAN AH CHAN	10,000	$1.00
LIM CHUN LEAN	10,000	$1.00
TAN MUI LAN	10,000	$1.00
CHAN SIEW PENG@JANET	10,000	$1.00
TAN CHI YEN	20,000	$2.00
LIM CHUUN KIAT	30,000	$3.00
LIM MEI MI	50,000	$5.00
LIM MEI LING	50,000	$5.00
TAN CHONG MING	50,000	$5.00
LIM AH KHENG	10,000	$1.00

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1*	Certificate of Incorporation (filed December 11, 2015, as exhibit to Form 10-12G registration Statement, File no. 5906071)

3.2*	By-laws (filed December 11, 2015, as exhibit to Form 10-12G registration Statement, File no. 5906071)

5.0*	Opinion of Counsel on legality of securities being registered

10.1*	Agreement with Tiber Creek Corporation

23.1	Consent of Accountants

23.2	Consent of Attorney (to be filed as part of Exhibit 5.0)

*	Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Kuala Lumpur, Malaysia on June 9, 2017.

FRANKLIN HILL ACQUISITION CORPORATION

By:	/s/ Datin Khoo Lay Wah
DatinKhoo Lay Wah
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Datin Khoo Lay Wah	Principal Executive Officer	June 9, 2017
Datin Khoo Lay Wah

/s/ Datin Khoo Lay Wah	Principal Financial Officer	June 9, 2017
Datin Khoo Lay Wah

/s/ Datin Khoo Lay Wah	Principal Accounting Officer	June 9, 2017
Datin Khoo Lay Wah

/s/ Datin Khoo Lay Wah	Director	June 9, 2017
Datin Khoo Lay Wah

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